Exhibit 10.2

FIFTH AMENDMENT

TO

NOTE AND WARRANT PURCHASE AGREEMENT

THIS FIFTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of October 28, 2010 by and between TECHNISCAN, INC., (the “Issuer”) and BIOTEX PHARMA INVESTMENTS, LLC (the “Lead Investor”).

R E C I T A L S:

WHEREAS, the Issuer and the Lead Investor desire to revise that certain Note and Warrant Purchase Agreement dated March 30, 2010 entered into by and among the Issuer, the Lead Investor, and the other investors listed on Exhibit A thereto, as amended pursuant to that certain Amendment to Note and Warrant Purchase Agreement dated as of May 19, 2010, that certain Second Amendment to Note and Warrant Purchase Agreement dated as of September 30, 2010, that certain Third Amendment to Note and Warrant Purchase Agreement dated as of October 5, 2010, and that certain Fourth Amendment to Note and Warrant Purchase Agreement dated as of October 13, 2010 (collectively, the “Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual benefits to be derived from this Amendment, the parties hereto hereby agree as follows:

1.            Amendment of the Agreement.  Pursuant to Section 7.3 of the Agreement, Section 3.2 of the Agreement is hereby amended as follows:

The date October 31, 2010 shall be deleted and replaced with “the Convertibility Date (as defined in the First Lien Notes)”

2.             Issuance of Certain Additional Equity Securities.  Issuer hereby agrees to issue to the holders of the First Lien Notes and the Second Lien Notes (collectively, the “Notes”) on the date of this Amendment in connection with the extension of the Maturity Date (as defined in the Notes) to January 31, 2011, in proportion to the principal amounts of the Notes held by them, an aggregate of (a) 275,000 restricted shares of common stock of the Issuer, which shall be subject to a customary underwriter lock-up in agreed form until the earlier of the Maturity Date or, if a registered offering of equity securities of the Issuer is completed prior to the Maturity Date, the 6-month anniversary of the closing of such registered equity offering, and (b) warrants to purchase an aggregate number of shares of common stock of the Issuer equal to the outstanding principal sum under the respective Notes divided by the Warrant Price (as defined in Warrant #W-001 in the name of the Lead Investor) on the date hereof, which Warrant(s) shall be exercisable for five years from the date of issuance and shall otherwise be in the same form as Warrant #W-001 of the Issuer.

3.             Reimbursement of Certain Expenses.  Issuer agrees to reimburse the Lead Investor on the Convertibility Date (as defined in the Notes) for up to $17,500 in out-of-pocket expenses (including fees and disbursements of counsel to the Lead Investor) incurred in connection with negotiations related to the extension of the Maturity Date of the Notes and related transactions. and the documentation thereof, upon substantiation by the Lead Investor of the expenses so incurred.

4.             Waiver of Warrant Price Adjustment.  Pursuant to Section 11 of each warrant issued in connection with the Agreement, Lead Investor hereby waives any and all rights any holder of such warrant(s) has or may have under Section 4(vi) thereof based on the issuance by the Issuer of the shares of common stock described in Section 2 of this Amendment in connection with the extension of the Maturity Date (as defined in the Notes) to January 31, 2011, April 15, 2011, or such later date as agreed upon by the Issuer and holders of the Notes.

5.            Continued Effect of the Agreement.  All provisions of the Agreement, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed.  Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Agreement.

6.            Interpretation of Amendment.  In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Agreement, the provisions of this Amendment shall govern and control.

7.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.  A facsimile or e-mailed “.pdf” data file copy of an original written signature shall be deemed to have the same effect as an original written signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TECHNISCAN, INC.		BIOTEX PHARMA INVESTMENTS, LLC

By:	/s/ David C. Robinson	By:	/s/ Robert Kessler
David C. Robinson		Robert Kessler
Chief Executive Officer		Member